* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

English translation for reference purpose only

Exhibit 4.14

Supply Contract for Silicon Wafer

The Supply Contract for Silicon Wafer (hereinafter referred to as “Contract”) is made on April 7, 2008 in Pudong New Area, Shanghai, the PRC by and between:

Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd. (in its own name and on behalf of its affiliates which have been or will be established and are confirmed by the Buyer in writing to participate in the Contract), a company incorporated in the People’s Republic of China, with a registered office at No. 66 Yangshan Road, Xuzhou Economic Development Area, Jiangsu, the PRC (hereinafter referred to as “Seller”);

and

JingAo Solar Co., Ltd. (in its own name and on behalf of its affiliates, as listed in Annex D hereto, which have been established and are confirmed by the Seller in writing to participate in the Contract), a company incorporated in the People’s Republic of China, with a registered office at Industry Park, Jinglong Street, Ningjin, Hebei, the PRC (hereinafter referred to as “Buyer”).

(hereafter referred to as “Party” and collectively referred to as “the Parties”)

Recital

Whereas, the Parties are willing to establish a long-term relationship for silicon wafer supply with each other, and the Buyer intends to purchase from the Seller, and the Seller agrees to sell the Buyer as its supplier, silicon wafers at certain quantity;

In consideration of the foregoing, the mutual statements, covenants and promises which are acknowledged by both Parties, it is agreed as follows:

Part One Definitions

Unless otherwise specified herein or permitted in the context hereof, the following words and terms shall have meanings as follows:

1.1	“Contract”, the “Supply Contract for Silicon Wafer”, including all annexes hereto, and any and all future amendments and modifications to and supplementations with the Contract;

1.2	“Term”, the duration from the effective date of the Contract to the maturity date hereof, namely, the validity period of the Contract;

1.3	“Business Day”, any day on which companies in the PRC are generally open for business in the PRC, including Saturdays or Sundays which the PRC Government temporarily declares to be a working day (“Working Rest Day”), exclusive of statutory holidays and Saturdays or Sundays other than a Working Rest Day;

1.4	“Effective Date”, the date when the Contract is executed;

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

1.5	“Contract Year”, any calendar year within the Term hereof; however, the first contract year starts from the Effective Date to December 31, 2008;

1.6	“Affiliate”, any company which is controlled directly or indirectly by either party, or controls directly or indirectly that party, or is, together with that party, controlled directly or indirectly by a company. For the purpose of the Contract, “Controlling” means a company 1) owns, directly or indirectly, 50% (fifty per cent) or more of voting shares or stocks of another company; or 2) owns 50% (fifty per cent) or more of the registered capital of another party;

1.7	“Loss”, any and all damages, fines, costs, duties, penalties, losses and expenditures otherwise (loss of profits and value), including any interest, reasonable investigation cost, legal cost, reasonable attorney fee, accountant fee and other costs for expert consultation arising from any litigation, claim, contractual default or tax evaluation (including all relevant costs, especially, all attorney costs arising from, 1) investigation of or defense against claims made by a third party; 2) any right claimed against or disputed with the other party pursuant to the Contract; and 3) amicable settlement of cases or lawsuits, or threatened cases or lawsuits;

1.8	“Intellectual Property Rights”, rights to any of inventions, discoveries, improvements, utility models, works with copyright, industrial designs, algorithms, data structures, trade secrets or know-how, confidential data, or ideas with commercial value. Intellectual property rights also include trademarks, decoration, trade names, domain names, and other logos showing or expressing certain goods or services from or controlled by an entity. Intellectual property rights also include all invisible rights or privileges in any other area similar to the said rights in any case, to any kind of computer software and data, and the rights to apply for and register the foregoing rights;

1.9	“China” or “PRC”, the People’s Republic of China, exclusive of Hong Kong and Macau SARs, and Tai Wan;

1.10	“Renminbi” or “RMB”, the statutory currency of the PRC;

1.11	“Pertinent Laws”, laws, regulations, rules, and notices, orders, decisions or other announcements formulated by the legislative, administrative or judicial organs, which are applicable to either party or the subject matter of the Contract;

1.12	“Product” or “The Product”, silicon wafer which the Seller supplies to the Buyer pursuant to the specifications as mentioned in Annex A hereto. The Seller agrees to sell and deliver, and the Buyer agrees to purchase and receive, the Product pursuant to the Contract;

1.13	“Price”, the meaning specified in Article 3.2.2 hereof;

1.14	“Payment for Goods”, the price of the Product and the sum of VAT to be paid by the Buyer; and

1.15	“Advance Payment”, the meaning specified in Article 3.5.1 hereof.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

Part Two General Provisions

2.1	Annexes to the Contract are integral part of the Contract and have equal force with various terms of the Contract.

2.2	Headlines before the context, articles and paragraphs are inserted only for convenience of reference, and shall not affect the meanings, interpretations or validity of the Contract.

2.3	The Buyer shall, within the Term hereof, purchase and receive the Product hereunder and make payment due pursuant to the clauses hereof.

2.4	The Seller shall, within the Term hereof, sell and deliver the Product hereunder pursuant to the clauses hereof.

2.5

The Contract shall remain effective in eight (8) contract years as of the effective date, and expires on the deadline for the 8th contract year, or up to the date of rescission or termination when the Contract is rescinded or terminated pursuant to the provisions hereof. During the Term hereof, the Contract remains full effects until either party hereto completes all its obligations hereunder.

2.6	Either party, as well as its affiliates which are confirmed by the other party in writing to participate in the Contract, may not withdraw from the Contract, except with the prior written consent of the other party.

2.7	Either party, as well as its affiliates participating in the Contract, shall assume joint and several liability for the party’s performance of its obligations hereunder.

2.8	Affiliates participating in the Contract shall sign the Undertaking Letter according to the format as mentioned in Annex D hereto.

Part Three Product Supply

3.1	Product

Product supplied under the Contract shall comply with the specifications as mentioned in Annex A hereto. The specifications may not be altered except by written agreement between the Parties.

3.2	Price

3.2.1	The price of the Product within the Term hereof shall be the fixed price as mentioned in Annex C hereto. It is agreed that neither party may in any case request for price adjustment for any reason once the Contract is executed.

3.2.2	Price as mentioned in Annex C hereto is exclusive of VAT and shall be adjusted subject to the VAT when the invoices are issued.

3.3	Quantity

3.3.1

Quantity of the Product which the Buyer intends to purchase from the Seller and the Seller agrees to supply to the Buyer within the Term hereof shall be subject to Annex C hereto. Every month the Seller shall have the right to make adjustment to the extent of *** of the monthly quantity as mentioned in Annex C hereto

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

(excluding the last month within the Term hereof), but the adjusted monthly quantity may not be less than *** of the monthly quantity stated in Annex C and, Seller shall make up for any missing quantity of the Product within *** days of the *** of the next month after delivery. In addition, it is agreed that, unless otherwise agreed in writing, neither party may in any case require for quantity adjustment for any reason once the Contract is executed.

3.4	Quality

3.4.1	The standards for the quality of the Product hereunder shall be subject to the specifications as mentioned in Annex A hereto. In case of disputes about the quality, either party, or the Parties, may entrust National Renewable Energy Laboratory (hereinafter referred to as “NREL” or “Appraisal Agency”) for appraisal. The appraisal report issued by NREL shall be binding upon the Parties. Appraisal cost shall be paid by the entrusting party in advance and assumed as follows, according to the appraisal report:

1)	in case of quality flaws in the Product according to the appraisal report, to be paid by the Seller;

2)	in case of absence from quality flaws in the Product according to the appraisal report, to be paid by the Buyer.

3.5	Payment

3.5.1	Advance Payment

The Buyer agrees to, pursuant to Annex B hereto, pay in installments *** to the Seller as advance payment prior to***, of which the Buyer has paid the Seller *** on *** pursuant to the Memo signed on March 19, 2008, which the Parties agree to count into the initial advance payment to be paid under Annex B hereto. From***, the Seller shall on the monthly basis use *** of the Advance Payment to set off the price of the Product due on the very month, up to the maturity date of the Contract, namely, December 31, 2015. Where the Contract is rescinded or terminated not due to the Buyer’s default, the Seller shall, within *** business days thereafter, refund the remaining Advance Payment to the Buyer without interests.

Where the Buyer is in breach of the Contract and shall pay penalty or damages to the Seller pursuant to the Contract, the Seller shall have the right to deduct relevant amount of penalty or damages directly from the Advance Payment with a written notice to the Buyer, and to claim against the Buyer for the amount deducted to make up the Advance Payment.

3.5.2	The Buyer shall, prior to the *** day (included) of every month, pay the Seller the price of the Product in the following month pursuant to Annex C hereto. The Seller shall have the right to refuse to make delivery until full payment is received. It is hereby agreed that the Buyer shall pay off the price of the Product to be delivered in *** under Annex C hereto (hereinafter referred to as “Initial-month Product”) to the Seller prior to ***. Completion of the payment shall be deemed that the Buyer has duly performed the obligation to pay the Seller relevant price of the Product to be delivered in ***. The Seller shall commence to deliver the Initial-month Product as of the *** day after the Buyer pays off relevant amount, and finish delivery within *** days as of the commencement date of delivery.

3.5.3	The Seller shall issue relevant invoices covering the amount of the Product delivered within *** days after the Buyer pays off the amount.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

3.5.4	The Buyer shall remit the Payment for Goods in the following domestic accounts:

Bank: Jiangsu Bank, Xuzhou Xuanwu Sub-branch

A/C.: 1700000101201002300021

Name: Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.

In case of change in any of the information above, the Seller shall notify the Buyer in writing ten (10) days in advance, and the changed accounts shall be a domestic account. The Buyer’s remittance in the accounts named by the Seller shall be deemed as payment to the Seller.

3.6	Delivery

3.6.1	Delivery of the Products shall comply with the delivery schedule of Annex C hereto. The Seller shall commence to deliver the Products as of the *** day of the following month after the Buyer pays off the amount of the Product in the following month prior to *** day of every month, and the Seller shall make delivery at an average amount to the Buyer on a *** basis. All Products shall be delivered in the very month. It is agreed that, as to the Product in ***, the Seller shall have the right to substitute with silicon material, a kilogram of silicon material equal to *** pieces of the Product, and the Seller shall assume the processing cost up to *** for each piece of the Product. It is acknowledged that the Seller has delivered to the Buyer *** tons of silicon material in substitution of the quantity of the Product in *** pursuant to the Memo signed on March 19, 2008.

3.6.2	Place of delivery: unless otherwise specified in writing, the Product shall, as far as possible, be delivered to the place between Jiangsu and Hebei, the PRC named by the Seller. Where the Seller chooses another place, such a place shall be within the territory of China, and the Product shall be picked up by the Buyer.

Title to and risks in damage and loss of the Product shall be transferred to the Buyer after delivery.

3.6.3	Packaging, Transportation and Insurance: the Seller must pack properly the Product to be delivered to the Buyer at the packaging standards of Annex E hereto. The Seller shall be fully responsible for any and all losses as a result of packaging that do not comply with the agreed-upon standards set forth herein. The Buyer shall be responsible for transportation and insurance of the Product after the Product has been delivered to the Seller.

3.6.4	Where the Buyer requests the Seller to defer in delivery due to the Buyer’s own fault or refuse acceptance of the Products delivered without just reasons, the Seller shall grant *** grace period of *** business days to the Buyer. Upon expiration of the grace period, the Seller can issue a written notice to the Buyer and deliver the Products to the notary public or store in a warehouse named by the Seller and suitable for storage of the Products, however, the Buyer shall be responsible for all risks and costs arising therefrom. In such case, the risks posed to the Product shall be immediately transferred to the Buyer and the Buyer shall pay for delivery or storage. Save under a force majeure, if the Buyer fails to receive the Products within *** days after receipt of the said written notice from the Seller, it shall be deemed to have irrevocably accepted such Product.

3.6.5

Inspection: the Buyer shall inspect the Products within *** days as of the date of delivery. In case of doubts, the Buyer shall issue a written notice to the Seller within such period, indicating the flaws in the Products, then the Seller shall substitute eligible Products for those defective ones within *** days after receipt of the

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

written notice. If Buyer does not deliver a written notice of flaws in the Products to the Seller within *** days of the date of delivery, the Products delivered shall be deemed to comply with Annex A hereto.

3.7	Warranty

3.7.1	The Seller makes the following warranties to the Buyer in respect of the Products sold hereunder:

1)	the Seller has legal title to the Products on the date of delivery and ensures that the Products are free of mortgage, lien or encumbrance otherwise;

2)	the Products comply with pertinent Chinese laws and regulations on intellectual property rights in all aspects.

The Seller has no any other expressed or implied warranty upon the Products, except for the warranties above; in addition, the Seller will definitely not make any warranty about marketability or applicability for certain special purposes.

4.	Force Majeure

4.1	Force Majeure Events

“Force Majeure” refers to all events which incur after the date of the Contract, cannot be controlled, foreseen, avoided or overcome by the Parties and result one party hereto cannot perform all or part of the Contract, including strike, earthquake, typhoon, flood or other natural disasters, fire, explosion, war or convulsion. Where one party delays in performing, or fails to perform, its obligations hereunder as a result of force majeure other than the party’s default or fault, the party does not need to be responsible for deferment or non-performance, nor a breach of contract is constituted. The parties agree to continue to perform the Contract when the force majeure event disappears. The Term shall be extended correspondingly for a period equal to the time of non-performance of the Contract due to force majeure.

4.2	Notice and Response

The party affected by force majeure shall notify the other party in writing in a timely way. The notice shall indicate complete explanation about the force majeure and relevant causes, current situation of the force majeure, and measures which the party has taken or will take against the force majeure. The affected party shall do its utmost to overcome deferment in performance of the Contract due to force majeure, and to take reasonable measures to make up the period for delayed performance without costs of the other party.

5.	Intellectual Property Right

Any and all drawings, data, designs, tools, equipments, programs, engineering change, invention, trade secrets, copyrights, design right to circuit layout, source code, result code, patent application, know-how, computer and/or product software (including part of software), trademark right, technological information or materials otherwise which are developed, produced or provided by the Seller during development, production or manufacturing of the Product shall vest in the Seller (or its licensees, if any). Any of the provisions of the Contract may not be deemed that the Seller has granted the intellectual property rights of the Product to the Buyer.

6.	Confidentiality and Confidential Information

6.1

The Parties (including relevant affiliates participating in the Contract) acknowledge and agree that the clauses of the Contract and its annexes, as well as the information exchanged between the Parties in respect

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

of the Contract (including information of investigation, technologies, product development, marketing plan, product, business and otherwise) shall be deemed as the “Confidential Information” of the disclosing party (hereinafter referred to as “Disclosing Party”). Exchange of the Confidential Information is to ensure the Parties to perform their respective duties and obligations hereunder. During the Term and one (1) year after the termination or rescission of the Contract, unless otherwise required by applicable laws, regulations or rules of security exchange firm, the receiving party, and its employees, attorneys, financial advisors, senior officers, directors and shareholders knowing the Confidential Information (hereinafter referred to as “Receiving Party”) may not use in any way the clauses of the Contract or any of the Confidential Information disclosed by the Disclosing Party, nor disclose, divulge or inform to any individual, enterprise, company or entity, except with prior written consent of the Disclosing Party. However, either party may disclose, divulge or inform the clauses of the Contract or any of the Confidential Information disclosed by the Disclosing Party to its affiliates if the affiliates undertake to keep confidential strictly pursuant to the Contract and they have to touch such information for performance of the Contract. Either party further agrees to perform due care obligation upon the Confidential Information disclosed by the other party pursuant to the Contract, in order to avoid announcement or disclosure, with a degree not less than the due care upon its own Confidential Information. However, either party shall perform reasonable due care upon the Confidential Information to avoid disclosure in case of following circumstances. Confidential Information excludes:

1)	the information which has been known by the Receiving Party at the time of disclosure from the Disclosing Party;

2)	the information which is in public domain not due to the default of the Receiving Party;

3)	the information which is received legally by the Receiving Party from a third person on the basis of non-confidentiality obligation;

4)	the information which is developed by the Receiving Party independently;

5)	the information which the Disclosing Party has, pursuant to the Contract, issued a written authorization to disclose; or

6)	the information which is to be disclosed by law or for submission of financial reports; however, the party required to make such a disclosure shall, if permitted, notify the other party the requirement for legal disclosure and, if appropriate, give a reasonable chance to the other party to object to such disclosure.

6.2	The Receiving Party shall keep secret the Confidential Information. The Receiving Party may not recopy or use such Confidential Information except for performance of the obligations hereunder. The Receiving Party shall return all of the Confidential Information to the Disclosing Party upon performance of its obligations or if required by the Disclosing Party.

6.3	The Receiving Party acknowledges and agrees that illegal use or disclosure of the Confidential Information will result in unrecoverable losses to the Disclosing Party, therefore, losses to the Disclosing Party arising therefrom cannot be made up only reliance on legal remedies. Accordingly, if the Receiving Party is in material breach, or intends to be in breach, of the clause, the Disclosing Party shall not only exercise other rights and remedies, but also immediately apply for injunctive relief to forbid such default.

6.4

The Parties (including relevant affiliates touching the Confidential Information pursuant to the Contract) agree that neither party may, without the other party’s prior consent, declare in public or release any notice, report, statement or information concerning the Contract, or transactions or clauses in respect of the

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

Contract. However, either party or its affiliates may disclose the Contract if required by local authorities or applicable laws. Either party may not release the execution or the contents of the Contract until the Parties agree on the detailed items in respect of release.

7.	Title to and Use of Drawings, Documents and Other Items

Any and all drawings, blueprints, moulds, models, tools, formes and any other item or document which are provided or prepared by the Seller for development, production or manufacturing of the Products hereunder shall vest in the Seller and, upon termination or rescission of the Contract, shall be immediately returned to the Seller. As to the drawings, blueprints, moulds, models, tools, formes and any other item or document which are provided or prepared by the Seller, the Buyer may use them only for performance of the Contract other than for the interests of any other party.

8.	Default, Termination and Rescission

8.1	Buyer’s Default Liability for Unsatisfied Purchase or Payment

8.1.1	Where the Buyer fails to purchase the Products from the Seller at the agreed quantity in certain month, the Seller shall have the right to resell part of the Products not purchased by the Buyer to domestic or overseas market, provided that the Buyer shall compensate the Seller for the balance between the price of resale and the agreed one, and relevant costs for resale.

8.1.2	Where the Buyer fails to pay the Advance Payment and/or the Payment for goods on schedule, the Buyer shall pay the penalty at *** of outstanding amount every day. In case of overdue payment up to *** days, the Seller shall issue a notice of default correction to the Buyer, requiring for correction within *** days. In case of non-correction within *** days, except for force majeure, it shall constitute the Buyer’s serious default, then the Seller shall have the right to unilaterally rescind the Contract by notifying the Buyer in writing. The notice of rescission shall be in force as of the date the Buyer receives such notice. In addition, the Seller shall have the right to withhold the remaining Advance Payment up to the date of rescission, which shall be deemed as the penalty. Where the Buyer corrects its default within the said period, the Seller shall have no right to rescind the Contract. For the duration of payment deferment, the Seller shall not only claim for penalty pursuant to this clause but also receive remedies pursuant to Article 8.1.1 hereof.

8.2	Seller’s Default Liability for Unsatisfied or Overdue Delivery

8.2.1	Where the Seller fails to substitute eligible Products for defective ones within *** days as mentioned in Article 3.6.5 hereof, or cannot meet the demands of the Buyer for the Products hereunder in certain month, whether manufactured by the Seller or purchased from a third person, the Buyer shall have the right to purchase relevant substitutes from markets at home or abroad, provided that the Seller shall compensate the Buyer for the balance between the price of substitutes and the agreed one, and relevant costs for such a purchase.

8.2.2	In case of Seller’s serious default, the Buyer shall have the right to unilaterally rescind the Contract by notifying the Buyer in writing (the notice of rescission shall be in force on the date the Seller receives such notice), then the Seller shall not only refund the remaining Advance Payment up to the date of notice of rescission to the Buyer without interests, but also pay the Buyer the penalty equal to *** of remaining Advance Payment:

1)

Where the Seller fails to make delivery on schedule according to Annex C hereto, namely, non-delivery or overdue delivery, the Buyer shall, during the default period, receive remedies pursuant to Article 8.2.1

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

hereof, and the Seller shall pay the penalty at *** of outstanding amount every day. In case of overdue delivery up to *** days, the Buyer shall issue a notice of default correction to the Seller, requiring for correction within *** days. In case of non-correction within *** days, except for force majeure, it shall constitute the Seller’s serious default.

2)	Where the Seller fails to substitute eligible Products for defective ones within *** days as mentioned in Article 3.6.5 hereof, the Buyer shall have the right to choose to receive remedies pursuant to Article 8.2.1 hereof, or to issue a notice of default correction to the Seller, requiring for correction within *** days. In case of non-correction within *** days, except for force majeure, it shall constitute the Seller’s serious default.

The Buyer shall have no right to rescind the Contract if the Seller corrects the default within the said period.

8.3	Termination and Rescission

8.3.1	The Contract shall be terminated in case of any of the following circumstances:

1)	upon expiration of the Term hereof; or

2)	upon written agreement between the Parties.

8.3.2	Either party has the right to notify the other party in writing of rescission of the Contract in any of the following circumstances:

1)	where the Buyer or the Seller is in serious breach of the Contract pursuant to Article 8.1 or 8.2 hereof, the non-breaching party may issue a written notice of rescission to the breaching party; or

2)	one party is declared bankrupt, or is insolvent, liquidated or dissolved, or closes up business, or cannot repay debts due, the other party may issue a written notice of rescission to such party.

9.	Notice

Any and all notices or documents required by the Contract shall be made in writing by the representatives of the Parties as follows, sent or delivered to the representatives. In case of any of the following circumstances, the notice shall be deemed received by all members of the addressee: 1) at the time of delivery where delivered in person; 2) at the time of receipt of the notice or document where sent by registered mail or certified mail; and 3) on the following business day after delivery by express.

Representatives in respect of communications hereunder:

the Seller’s representative:

Name of the Company: Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.

Add.: No. 66 Yangshan Road, Economic Development Area, Xuzhou, Jiangsu

Attn.: Zhu Guomin (General Manager)

Tel: (86-516) 85868888

Fax: (86-516) 83152868

E-mail: zhuguomin@gcl-power.com

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

the Buyer’s representative:

Name of the Company: JingAo Solar Co., Ltd.

Add.: No. 36 Jiangchang 3 Road, Shanghai

Attn.: Yang Huaijin(CEO)

Tel: (86-21) 60955888

Fax: (86-21) 60955797

E-mail: samuelyang@jasolar.com

Either party shall issue a written notice to the other party, indicating changes in address or representative in respect of transmission or receipt of notices and documents, if any. All communications between the Parties shall comply with the cooperative procedures which shall be jointly determined between the Parties.

10.	Language

The Contract shall be written in both Chinese and English. Two versions shall have equal force. In case of conflicts, Chinese version shall prevail.

11.	Applicable Law

Effectiveness, interpretation and performance of the Contract shall be governed by the law of the People’s Republic of China. Laws of other nations and rules of conflict of laws shall not be applicable.

12.	Dispute Settlement

Any and all disputes, dissensions or claims (including disputes about default, termination or rescission or invalidity of the Contract) (hereinafter referred to as “Dispute”) arising from or in connection with the Contract shall be settled first through negotiation between the Parties. Where negotiation fails, either party shall have the right to submit the dispute to the competent People’s Court at the place where the Contract is signed, as mentioned in the first page hereof.

13.	Non-waiver

One party’s failure to require the other to strictly perform any of the provisions of the Contract or to exercise any of its rights hereunder shall not be deemed as the party’s waiver of such right, or further right to require for performance or to exercise such provisions or rights.

14.	Severability

Invalidity of any of the provisions of the Contract shall not impair the validity of the remainder.

15.	Transfer

Neither the Buyer nor the Seller may transfer any of their obligations hereunder, except with the prior written consent of the other party.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

16.	Survival

Default remedies, rights and obligations of confidentiality hereunder shall survive after termination or rescission of the Contract.

17.	Modification

Modification or alteration to, supplementation with or waiver of any of the provisions of the Contract shall be null and invalid, except in a writing signed by the Parties.

18.	Entire Contract

The Contract and its annexes constitute all agreements between the Parties in respect of the subject matter of the Contract, and substitute any and all prior contracts or understandings between the Parties.

19.	Effectiveness

The Contract comes into effect as of the date when duly authorized representatives of the Parties execute the Contract.

(Attached page is for signature)

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

(signature page)

Seller: Jiangsu Zhongneng Silicon Technology Development Co., Ltd.

(seal)
Authorized representative (signature):

Buyer: Jingao Solar Co., Ltd.

(seal)
Authorized representative (signature):

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

Annex A

Standards for Specification and Quality

Specifications of 125*125mm Single Crystal Silicon Wafers

Crystal type	Crystal silicon
size	125mm×125mm±0.5mm
thickness	200µm±20µm
diameter	150mm±0.5mm
Bias angle	90+/-0.5°
Side-width	20.0~22.5mm
Total thickness change	☐30µm
Camber/warp degree	☐75µm
Electric conduction type	P-type(Boron impurity)
direction	<100>+/-1°
Oxygen content	☐1.0×10[16]atms/cm3
Carbon content	☐1.0×10[17]atms/cm3
Resisance rate	0.5~3.0Ω•cm and 3.0~6.0Ω•cm
Minority carrier lifetime	☐10µs
Crackle and lacunule	lacunules and crackles are not visible by naked eye
kerf	☐20µm
Square angle	90±0.5°
Edge disfigurement	Depth<0.5mm,length<1.5mm
Silicon wafers	original cutting,Cleaning
pollution	No dust/oil, No lotion/glue etc. residues

It is agreed to negotiate once every 12 full months after the effective date of the Contract about reduction of the thickness of the Product as mentioned herein, and to decide on the thickness in terms of then technologies. In case of no agreement on the thickness, the Annex shall remain in effect.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

Annex B

Advance Payment Schedule

Date	Amount (RMB) Unit: Yuan
***	***
***	***
***	***
***	***
***	***
***	***
Total	***
Note: advance payment at each stage shall be paid on or prior to the very date.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

Annex D

List of Affiliates Participation in the Contract and Undertaking Letter (format)

List of Affiliates

Buyer’s Affiliates

1.	Jingao (Yangzhou) Solar Technology Co., Ltd.

Domicile: Attached Building of Development Plaza, No. 108 Huaiyang Road, Yangzhou

Legal representative: Jin Baofang

2.	Shanghai Jingao Solar PV Technology Co., Ltd.

Domicile: Suite 401, No. 303 Jiangyang 3 Road, Shanghai

Legal representative: Jin Baofang

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

Undertaking Letter

The Company,                     , knows about the Supply Contract for Silicon Wafer (hereinafter referred to as the “Contract”) made by and between Jiangsu Zhongneng Polysilicon Technology Development Contract and Jingao Solar Co., Ltd. on April 7, 2008. The Company, as the affiliate of [Buyer/Seller] to the Contract, applies to participate in the Contract as [Buyer/Seller] thereto.

The Company hereby irrevocably undertakes to be subject to the following clauses after participation in the Contract as [Buyer/Seller]:

The Company knows and understands all provisions of the Contract and its annexes, and agrees to be subject to the Contract and its annexes;

The Company will assume joint and several liability with other affiliates of [Buyer/Seller] participating in the Contract for the obligations and liabilities thereunder, and confirms that the performance of the contractual obligations by any affiliate of the other party shall be deemed that the other party has performed the contractual obligation to us.

The Company cannot enjoy any right hereunder if the Company is unqualified for the conditions as the affiliate; however, the Company cannot be exempted from the joint and several liability under the Contract.

Undertaker:

Legal representative/Authorized representative (signature):

Date:

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

Annex E

Packaging Standards

Silicon wafer shall be packed in box, 300 pieces per box, and collected in a larger container. Hard box will be used for exterior packaging and foam plastic for interior packaging. Packaging materials shall be damp proof and shatterproof, to avoid losses during transportation and storage.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

Annex C Price, Quantity and Delivery Schedule

Monthly Quantity and Price in 2008

Month	Unit	April	May	June	July	August	September	October	November	December
Quantity	Piece	***	***	***	***	***	***	***	***	***	***
Unit Price	yuan/piece	***	***	***	***	***	***	***	***	***
Total Sum	yuan	***	***	***	***	***	***	***	***	***	***
Existing Tax Rate		***	***	***	***	***	***	***	***	***
Payment Date		***	***	***	***	***	***	***	***	***
Price of the Product	yuan	***	***	***	***	***	***	***	***	***	***

Monthly Quantity and Price in 2009

Month	Unit	January	February	March	April	May	June	July	August	September	October	November	December
Quantity	Piece	***	***	***	***	***	***	***	***	***	***	***	***	***
Unit Price	yuan/ piece	***	***	***	***	***	***	***	***	***	***	***	***
Total Sum	yuan	***	***	***	***	***	***	***	***	***	***	***	***	***
Payment Date		***	***	***	***	***	***	***	***	***	***	***	***

Monthly Quantity and Price in 2010

Month	Unit	January	February	March	April	May	June	July	August	September	October	November	December
Quantity	Piece	***	***	***	***	***	***	***	***	***	***	***	***	***
Unit Price	yuan/ piece	***	***	***	***	***	***	***	***	***	***	***	***
Total Sum	yuan	***	***	***	***	***	***	***	***	***	***	***	***	***
Payment Date		***	***	***	***	***	***	***	***	***	***	***	***

Monthly Quantity and Price in 2011

Month	Unit	January	February	March	April	May	June	July	August	September	October	November	December
Quantity	Piece	***	***	***	***	***	***	***	***	***	***	***	***	***
Unit Price	yuan/ piece	***	***	***	***	***	***	***	***	***	***	***	***
Total Sum	yuan	***	***	***	***	***	***	***	***	***	***	***	***	***
Payment Date		***	***	***	***	***	***	***	***	***	***	***	***

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

Annex C Price, Quantity and Delivery Schedule

Monthly quantity between 2012 and 2015: monthly quantity between 2012 and 2015 shall be 1/12 of yearly quantity as mentioned below.

Quantity and Price under 8-year Long-term Contract

Year	Unit	2008	2009	2010	2011	2012	2013	2014	2015	Total
Quantity	Piece	***	***	***	***	***	***	***	***	***
Unit Price	yuan/piece	***	***	***	***	***	***	***	***
Total Price	yuan	***	***	***	***	***	***	***	***	***

Note:

1.	Currency unit as mentioned in this Annex is RMB.

2.	Price agreed herein (including unit price and total sum) is exclusive VAT and will be adjusted according to VAT when invoices are issued.

3.	“Price of the Product” includes the price of the Product and VAT to be paid by the Buyer.

4.	Monthly price of the Product shall be paid off on or prior to the said monthly payment date.

5.	Monthly price of the Product during the term of the Contract shall be calculated according to prevailing VAT rate. Monthly Amount in “Price of the Product” in 2008 refers to the result calculated based on 17% of VAT rate. In case of adjustment of VAT rate in 2008, the monthly price shall be calculated according to prevailing VAT rate.

Advance Payment	yuan								***
Payment Schedule	Payment Date	***	***	***	***	***	***	***
	yuan	***	***	***	***	***	***	***	***